Proxy Statement Pursuant to Section 14(a) of the
                           Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]


Check the appropriate box:
[X]   Preliminary Proxy Statement
[ ]   Confidential, for Use of the Commission Only (as permitted by Rule
      14a-6(e)(2)
[ ]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                   SAN DIEGO SOCCER DEVELOPMENT CORPORATION
               (Name of Registrant as Specified In Its Charter)


Payment of Filing Fees (Check the appropriate box)

[ ]   No fee required
[X] Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11. 1. Title of each class of securities to which transaction applies:

                           Common Stock

2. Aggregate number of securities to which transaction applies:

                           5,284,369

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined:

         Number of shares (5,284,369) x the average price on 3/22/00 (1.4375) = $7,596,280.44

4. Proposed maximum aggregate value of transaction:


5. Total fee paid:

                       $1519.26

[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1.    Amount Previously Paid:

         ------------------------------------------------------

2.    Form, Schedule or Registration Statement No.:

         ------------------------------------------------------

3.    Filing Party:

         ------------------------------------------------------

4.    Date Filed:

         ------------------------------------------------------

                    SAN DIEGO SOCCER DEVELOPMENT CORPORATION
                           2123 Garnet Avenue, Suite B
                          San Diego, California 92109

                             ---------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                                April 17, 2000

                             ---------------------

To the Shareholders of
San Diego Soccer Development Corporation

NOTICE IS HEREBY GIVEN that a Special Meeting of shareholders of San Diego Soccer Development Corporation (the "Company") will be held at La Jolla Sea Lodge, 8110 Camino Del Oro, La Jolla, CA 92037, on Monday, April 17, 2000 at 2:00 p.m. for the following purposes:

1.  The election of Directors.

2. Reaffirmation of the proposed merger between the Company and Roller Coaster, Inc., a Nevada corporation.

3. To consider and act upon such other business as may properly come before the Special Meeting. Only shareholders of record at the close of business on April 6, 2000 are entitled to receive notice of the Special Meeting and to vote at the Special Meeting. You are cordially invited to attend the Special Meeting in person. Whether or not you plan to attend the Special Meeting, you are urged to date and sign the enclosed proxy and promptly return it in the enclosed reply envelope (which requires no postage if mailed in the United States) so that your shares may be voted for you.

By Order of the Board of Directors,

/s/ Yan K. Skwara
-----------------

Yan K. Skwara,
President and Director

Dated:     San Diego, California
           April 7, 2000

                   SAN DIEGO SOCCER DEVELOPMENT CORPORATION
                          2123 Garnet Avenue, Suite B
                              San Diego, CA 92109


                                PROXY STATEMENT
                                      FOR
                        SPECIAL MEETING OF SHAREHOLDERS
                                April 17, 2000
                             ---------------------

This Proxy Statement and accompanying proxy are being furnished to the shareholders of San Diego Soccer Development Corporation (the "Company" or "Registrant") in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use in voting at the Special Meeting of Shareholders (the "Special Meeting") to be held at La Jolla Sea Lodge, 8110 Camino Del Oro, La Jolla, CA 92037, on April 17, 2000 at 2:00 p.m. At the Special Meeting the shareholders will consider the following proposals: (i) the election of directors; (ii) the reaffirmation of the merger proposal with Roller Coaster, Inc. and (iii) such other business as may properly come before the Special Meeting.

This Proxy Statement and accompanying proxy is intended to be released to shareholders on or about April 7, 2000.

                          PROXIES; VOTING SECURITIES

Only holders of shares of common stock, $.001 par value, of the Company (the "Common Stock") of record at the close of business on April 6, 2000 (the "Record Date") are entitled to notice of and to vote at the Special Meeting. On the Record Date there were issued and outstanding 5,284,369 shares of Common Stock, held by approximately 530 shareholders of record. Each share of Common Stock entitles the holder thereof to one vote.

The presence, in person or by proxy, of a majority of the outstanding Common Stock is required to constitute a quorum at the Special Meeting. Abstentions are counted for purposes of determining a quorum. Approval of the proposed merger will require the affirmative vote of a majority of the outstanding Common Stock. Each of any other proposals brought before the Special Meeting will require the affirmative vote of a majority of the Common Stock present at the Special Meeting.

Proxies in the form enclosed, if properly submitted and not revoked prior to or at the Special Meeting will be voted in accordance with the instructions indicated in such proxies. Proxies properly submitted which do not indicate voting instructions will be voted at the complete discretion of the proxy holder.

CUMULATIVE VOTING RIGHTS

Directors will be elected by a majority of the shares present and voting unless any shareholder entitled to vote requests cumulative voting. Cumulative voting gives each share as many votes as there are directors to be elected. The shareholder can then cumulate his or her votes by casting them all for one director, or distributing them as he or she sees fit.

To request cumulative voting, at least one shareholder must give notice at the meeting of his or her intention to vote his or her shares cumulatively. This notice must be given after the candidates' names have been placed in nomination and before the voting begins. Cumulative voting is not automatic.

REVOCATION OF PROXY

A proxy may be revoked by (i) delivery of a written statement to the Secretary of the Company stating that such proxy is revoked, (ii) by a subsequently dated proxy duly executed and presented at or prior to the Annual Meeting, or (iii) voting in person at the Annual Meeting.

DISSENTERS' RIGHTS OF APPRAISAL

Any vote cast in opposition to the election of any director or of the approval of the merger shall be considered to satisfy any notice requirements with respect to appraisal rights. All appraisal rights must be exercised and notice given to the Company of such within 30 days of the date of the notice of shareholder approval of the merger should such proposal be approved.

PRINCIPLE OWNERSHIP OF COMMON STOCK

Set forth below is the direct ownership of the Registrants Common voting stock by Directors, Officers or any owner of 5% or more of the Common Stock of Registrant as of December 31, 1999:



  Title of          Name and Address                Amount of and Nature
  Class           of Beneficial Owner            of the Beneficial Ownership        Percent of Class
  -----           -------------------            ---------------------------        ----------------


  Common           Trisha Bollman                        571,428                       12.8 %
  Stock            1560 Chalcedony #H
                   San Diego, Ca 92109

  Common           Sarkis Kaloustian                     571,428                       12.8 %
  Stock            1246 Roslyn Lane
                   La Jolla, Ca 92037

  Common           Yan Skwara                            571,428                       12.8 %
  Stock            1680 Chalcedony #H
                   San Diego, Ca. 92109

  Common           Altomare Trust                        237,000                        5.3 %
  Stock            3883 Ruffin Road
                   San Diego, Ca 92123

  Common           Lloyd Wade Securities                 116,000                        2.6 %
  Stock            5005 LBJ Freeway
                   Dallas, TX 75246

  Common           Peacock Financial Corporation         200,000                        4.5 %
  Stock            2531 San Jacinto Ave
                   San Jacinto, Ca 92583





                                PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

The following persons will stand for re-election to the Board of Directors of the Company by Common Stock shareholders at the special meeting of shareholders:


         Name                Age                 Title

Yan K. Skwara                 34        Director, President, CEO

Sam Kaloustian                30        Director, VP, General

Chris Payne                   32        Director, COO


On March 17, 2000, a special meeting of the Board of Directors was held, a which time, the Board appointed James Upton and Steve Peacock as interim Directors to fill vacancies until the upcoming shareholder vote. Mr. Peacock was also elected interim Chairman of the Board. The following persons will stand for election to fill vacant, or temporarily-held positions on the Board of Directors of the Company by Common Stock shareholders at the special meeting of shareholders:


         Name                Age                 Title

James S. Upton                52        Interim Director, CFO

Steve Peacock                 53        Interim Chairman


Directors are elected on an annual basis. The terms for each director will expire at the next annual meeting of shareholders or at such time as a successor is duly elected.

The following is a biographical summary of the business experience of the individuals standing for election to the Board of Directors:

Yan K. Skwara. Mr. Skwara is founder, and has been President and a Director of the Company since its inception; he was elected CEO of the Company in September, 1998. For the past 10 years, Mr. Skwara has been employed as an investment banker, holding various securities licenses through several investment banking firms. Mr. Skwara is currently employed full-time with the Company and brings his prior experience in the investment banking world to the Company. Mr. Skwara has significant experience in management, product support and overall knowledge in the investor relations arena. Mr. Skwara also maintains a significant background in the soccer industry. He is a student of the game and has been actively playing the game for 17 years and began his professional career in soccer at age nineteen where he signed his first professional contract with a club in Germany. Prior to playing overseas, Mr. Skwara studied and played at California State University of Los Angeles. He played in Germany for two years before coming back to the states to finish his career in Los Angeles. After a professional career, Mr. Skwara acquired his North Texas Soccer `D' Coaching License and also was founder and partner of a semi-pro franchise in Dallas, Texas in 1994.

Sarkis Kaloustian. Mr. Kaloustian has previously served as Chairman of the Board of Directors, and was elected Vice President and General Manager in September. Prior to that date, Mr. Kaloustian served as CEO of the Company. Mr. Kaloustian is an attorney licensed to practice law in the State of California and has been a legal practitioner in a civil law firm predominantly engaged in business and corporate transaction and litigation matters for the past four years. Mr. Kaloustian, aside from his duties as Vice President and General Manager, is also the Company's in house corporate counsel. Prior to practicing law as a civil trial attorney and joining Company's management team, Mr. Kaloustian interned for the United States Attorneys' Office, the District Attorney's Office as well as the San Diego Attorney's Office. He is currently a volunteer and vice-president for the San Diego County Soccer League; a San Diego based Premier amateur adult league. Mr. Kaloustian has also served as a volunteer member for the City of San Diego Recreation Department Sports Council for Mira Mesa from 1995 until present. Mr. Kaloustian has extensive experience in corporate legal and management matters, as well as over twelve years of experience in coordinating and operating soccer clubs and leagues. Mr. Kaloustian has played soccer for over 21 years and has played semi-professional soccer for club teams in both Los Angeles and Glendale, California. He has also been coaching collegiate level players in San Diego for the past seven years.


Mr. Steven R. Peacock, is President and founder of Peacock Financial Corporation which he has worked for for 22 years. He has extensive experience in real estate development, property management and construction. His vision, creative mind, persistence and direction have positioned Peacock Financial Corporation to take advantage of the upturn in the real estate marketplace, but also to increase shareholder value through the creation or acquisition of subsidiaries strategically positioned within their own industries.

Christopher M Payne. Since April 1999, Mr. Payne has been a Director and Chief Operating Officer of the Company. Between May 1998 and April 1999, Mr. Payne was the Chief Operating Officer of a startup sportswear Company where he developed relationships with third-party vendors and manufacturers. From December 1994 until April 1998, Mr. Payne was Vice President of a gaming development Company which financed and built hotels and casinos in the Philippines and Costa Rica. He is experienced in both the creation and evaluation of business plans and private placement memoranda. He also has extensive construction and project management experience and is a valuable asset in the scheduling of tight deadlines and complex projects. Mr. Payne holds a Bachelor of Arts in Psychology from the University of California, San Diego that he received in 1992. Mr. Payne is a native of England but is currently a resident of San Diego.

James S. Upton. Mr. Upton has been Executive Vice President of Peacock Financial Corporation. He has 27 years of real estate development and business experience Mr. Upton specializes in the management and administration of all of Peacock's investments. He is experienced in market analysis, analyzing economic feasibility, analyzing pro-formas and cost budgets, and directing scheduling, marketing, and sales. From 1989 to 1996 he was President and CEO of Upton Development Corporation, where he generated over 2 million dollars in revenues with 10% profit in production home building; and custom home and remodeling in Vero Beach Florida.



Except as noted above, during the past five years, none of the Company's executive officers or directors have been convicted in a criminal proceeding (other than traffic violations and other minor offenses) or been parties to any bankruptcy, insolvency or similar proceedings, individually, or as an executive officer of general partner of a business in bankruptcy, insolvency or similar proceedings.

There were 3 meetings of the Board of Directors held during the 1999 fiscal year. No Director failed to be present in person or by telephone at more than 25% of such meetings.

Committees

The Company currently has no standing audit, nominating or compensation committees of the Board of Directors, nor committees performing similar functions.



COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information concerning cash and non-cash compensation paid or accrued by Company and its subsidiaries to or on behalf of the Company's officers up to the year ended December 31, 2000.



                                     SUMMARY COMPENSATION TABLE


             Annual Compensation                                         Long Term Compensation

-----------------------------------------------------------------------------------------------------------------
  (a)        (b)       (c)         (d)           (e)           (f)            (g)         (h)           (i)
-----------------------------------------------------------------------------------------------------------------
                                                             Restricted
Name and                                        Other          Stock                      LTIP           All
Principal                                       Annual        Awards(s)                  Payouts        Other
Position    Year    Salary($)     Bonus      Compensation       ($)         Options        ($)       Compensation
--------    ----    ---------     -----      ------------       ---         -------        ---       ------------

Yan K.      1998    $60,000*       N/a           N/a            N/a         150,000        N/a           N/a
Swara, CEO

            1999    $60,000*       N/a           N/a            N/a         N/a            N/a           N/a

* Indicated salary is an amount currently being accrued by Company.


Compensation of Directors

The Directors of the Company are not paid any fee for their services in such capacity.

Employment Contracts and Termination of Employment and Change-in-Control
    Arrangements

The Company has no employment contracts with any of its present executive officers and has no plans or arrangements with respect to payments resulting from the resignation, retirement or any other termination of a named executive officer's employment or from a change-in-control of the Company.

                                PROPOSAL NO. 2
                                    MERGER

GENERAL

The Board of Directors has been in merger negotiations with Roller Coaster, Inc., a publicly-held, Nevada corporation. Roller Coaster, Inc. ("RLLC") was formed specifically for the purpose of acquiring a business like the Company. To date they have had not business operations. RLLC's executive offices are located at: 5333 S. Arville Street, Las Vegas, NV 89118, 702-242-6337.

PROPOSED TRANSACTION

Under the proposed transaction, the Company will merge into RLLC and then cease to exist. RLLC has already changed its name to San Diego Soccer Development Corporation and will continue the business operations of the Company. Shareholders of the Company should see no significant change in operations.

Pursuant to the merger, the shareholders of the Company will, in exchange for their common stock in the Company, be issued common shares in the new corporation equal to the number of shares they currently own. RLLC currently has 2,500,000 shares issued to 35 shareholders of record. The Company has 5,284,369 shares issued to approximately 530 shareholders of record. The new Company will have a total of 7,784,369 shares issued to approximately 565 shareholders. Upon the filing of the merger documents, the new company will have a total of 100,000,000 shares of common stock authorized for issuance. For accounting purposes the assets and liabilities of the Company and RLLC will be combined in the new corporation. As this is a straight merger by which the shareholders of the Company will receive will receive common stock of the new corporation, the transaction is a tax-free exchange under IRC Section 354(a)(1).

Following the merger, the Board of Directors for the new company will consist solely of the members of the Company's Board of Directors, as constituted following the election of directors to be held at the Special Meeting. This means the control of the new company will remain with the current management of the Company.

The Company proposes this transaction because RLLC has filed a 15c2-11 Information Statement and its stock is currently trading on the Pink Sheets. This gives the Company a new and public market in which its shares may be sold.

This merger has been approved by both the Directors and the Shareholders of RLLC in accordance with Nevada law.


INFORMATION WITH RESPECT TO THE COMPANY

Description of Business

San Diego Soccer Development Corporation, a California corporation, was founded in 1997 to develop, own, and run a professional soccer team in San Diego, with the ultimate goal of becoming a Major League Soccer franchise. The Company is headquartered at 2123 Garnet Avenue, Suite B, San Diego, CA 92109.

The Company filed a Form 10-SB registration statement in order to become a reporting company under the Securities Exchange Act of 1934. That registration statement became effective on December 29, 1999.

The Company operates as The San Diego Flash soccer club. The Company stages professional soccer games and competes in the A-League, America's Division II professional league. The sanctioning body for the league is USL, or United Soccer Leagues, formerly known as USISL. In its inaugural season in San Diego, the team won the championship of the Pacific Division, and nearly captured the A-League title. In its second season, the Flash team captured its second straight Pacific Division crown, the first of the A-Leagues 30 teams nationwide to win back-to-back division championships in its first two years of competition. The team is currently beginning its 2000 season.

The Company presently employs its officers and directors, and certain clerical staff on an "as needed" basis. This includes 10 full-time and 1 part-time management personnel, and 26 part-time players and coaching personnel.

The team currently claims trademark protection for the brand name "San Diego Flash". It holds a franchise with the USL as an A-League team, the top division of the USL. The A-League is currently regarded as the 'second division' of American soccer, behind the MLS (Major League Soccer). The Company has sublease agreements with concessionaires at its games for sales of food and non-alcoholic beverages.

Properties

The Company presently utilizes approximately 1,350 square feet of office space and related equipment and resources, including computers, printers, typewriters, desk, conference table and cabinets.

The Company, through Yan K Skwara and Marta Glodkoska, Yan Skwara's mother, who are lessees, leases 1,350 sq ft from Mark Spitzer under a three year lease agreement. The lease will run out in January 1, 2002. Currently, the lease payment is $1,350 a month. The terms of lease agreement does not call for any increase in the payments. Mr. Skwara and Mrs. Glokoska pass the lease cost direct to the Company with out any compensation.

The Company has signed a Use of Facilities Agreement with San Diego Mesa College. The agreement provides a "pre game rental charge" of $1450 per game and seasonal cost of $3,000 per year to be paid on or before December 15 of each year. The terms of contract are for one year and renewable by mutual consent of the parties.


Legal Proceedings


The  Company is not  currently  subject to any legal  proceeding.  Further,  the
Company  is  not  aware  of  any  contemplated   action  or  proceeding  by  any
governmental authority to which Company is a participant.


MarketPrice of - and Dividends on - the  Registrant's  Common Equity and Related
      Stockholder matters.


Currently, the shares of the Company are not listed on any national exchange including the "Pink Sheets" or on the over-the-counter Bulletin Board.

Holders of the Company's Common Stock are entitled to dividends when and if declared by the Board of Directors out of funds legally available therefor. The Company does not anticipate the declaration or payment of any dividends in the foreseeable future.

The Company intends to retain earnings, if any, to finance the development and expansion of the its business. Future dividend policy will be subject to the discretion of the Board of Directors and will be based upon future earnings, the financial condition of the Company and general business conditions along with other factors. Therefore, there can be no assurance that any dividend of any kind will ever be paid.


Management Discussion and Analysis of Financial Conditions and Results of
      Operations.


As noted, the Company operates a top-ranked team in Soccer's A-League  (Division
II).  The  Company's  gate  receipts  for 1999  decreased  by 28.7%  from  1998.
Operating costs of the Company increased by 69% from 1998 to 1999. It is important to mention that the revenues in the 1998 season were not enough to cover expenses and the Company experienced significant losses. This was also true for 1999.

The team is working to build recognition in the community and get the word out about its games. It is building a fan base, and to do that it is necessary to give away many (if not most) of the tickets to get potential fans in the seats and acquainted with the product (the team). Once the fan base is established, a team will typically begin to reduce the number of complimentary tickets and begin to build the perceived value of the ticket. This process has already begun with the Flash.

The liabilities grew from 1998 to 1999, due to sale of convertible promissory notes issued by the Company to investors. These liabilities will be reduced by when the notes are redeemed or converted by the Company into common stock. As of December 31, 1999, 404,850 of the 773,950 shares evidenced by the notes had been converted into common stock.

The Company, as part of its regular business and promotion of its San Diego Flash brand name, currently sells branded merchandise at its home games. Through the 1998 season and the 1999 season, the Company had its merchandise produced and sold through a local vendor. This contract has recently ended because of the vendor's non-performance, and the merchandise operation has been brought in-house. The Company believes that this change will allow the Company to make a much greater margin on the sales of merchandise, plus it will allow greater control of price points, quality, and product mix.

The merchandise operation is due to be expanded to include merchandising at kiosk-based locations in selected malls in San Diego County. These kiosks will also be a prime outlet for selling tickets to home games. The initial plan is to place kiosks in 5 major malls in the greater San Diego area.

The food and beverage concession contract has also been revoked for the previous contract holder, again due to lack of performance (the vendor was the same as for the merchandise.) This change is material to the Company as the margins granted to the Company for the sales of food and beverages at all Flash events will be increased from approximately 17% of gross sales to approximately 25% of gross sales, while at the same time improving the quality of the food and of the service.

Seasonal aspects of the sport of Soccer have a material effect on the company's operations. These effects are largely self-evident in the attached financials and audit of the Company.

The financial statements of the Company for 1999 have been audited by the Company's auditors. No significant changes in the financial condition of the company are expected from 1998 to 1999, no new trends or changes in the industry, nor material changes in the business that could significantly alter the revenues of the Company.

Financial Statements

The financial statements of the Company are attached as Exhibit 1 and incorporated herein by reference.


INFORMATION WITH RESPECT TO ROLLER COASTER, INC.

Financial Statements

Roller Coaster, Inc., ("RLLC") was organized for the specific purpose of acquiring another corporation, and it has had no business operations to date except for those needed to continue its existence as a corporate entity. Therefore, it has no income and no liabilities. Its balance sheet and other financial statements are attached as Exhibit 2 and incorporated herein by reference. These financials were audited by Kurt D. Salinger, C.P.A.


INDEPENDENT PUBLIC ACCOUNTANT

Logan, Throop & Company, has audited the Company's 12/31/98 financial statements and is currently auditing the Company's 12/31/99 financial statements. A representative of Logan Throop & Co. will not be at the special meeting, but will be made available to answer appropriate questions from shareholders upon request of the shareholder.

The Company has had no changes in or disagreement with its independent accountants on accounting and financial disclosure during the two most recent fiscal years.



Dated:     April 7, 2000

                                    THE BOARD OF DIRECTORS


                                    /s/ San Diego Soccer Development Corporation
                                    ----------------------
                                    San Diego Soccer Development Corporation
                                    2123 Garnet Ave., Suite B
                                    San Diego, CA 92109

                                     PROXY

The undersigned, as record owner of the shares of San Diego Soccer Development Corporation described below, hereby appoints Trisha Bollman, Corporate Secretary, as the proxy of the undersigned, to attend and vote at the special meeting of shareholders of San Diego Soccer Development Corporation, to be held at La Jolla Sealodge, 8110 Camino Del Oro, La Jolla, CA 92037, on April 17, 2000, at 2:00 PM, and to vote, execute, consent, waive and otherwise act fo the undersigned in the same manner as with the same effect as if the undersigned were personally present at said meeting.

      The shares represented by this proxy shall be voted in the following manner:


      FOR ELECTION OF DIRECTORS           FOR      AGAINST    WITHHOLD

      Yan K. Skwara                      [    ]   [      ]   [       ]

      John Upton                         [    ]   [      ]   [       ]

      Sarkis Kaloustian                  [    ]   [      ]   [       ]

      Chris Payne                        [    ]   [      ]   [       ]

      Steve Peacock                      [    ]   [      ]   [       ]



      ACTIONS PROPOSED TO BE TAKEN        FOR      AGAINST    WITHHOLD

      Vote to  reaffirm  approval        [    ]   [      ]   [       ]
      of San Diego Soccer Development
      Corporation's merger into Roller
      Coaster, Inc., a publicly-held
      Nevada Corporation.

IF NO INDICATION IS MADE ON HOW YOU DESIRE YOUR SHARES TO BE VOTED, THE PROXY HOLDER WILL HAVE COMPLETE DISCRETION IN VOTING THE SHARES ON ANY MATTER VOTED ON AT THE MEETING.


      Number and Class of Shares Owned:
                                        --------------


Dated:  --------------              ----------------------------
                                    Signature(s)

                                    ----------------------------
                                    Name(s) (typed or printed)

                    Independent Auditors' Report


To the Board of Directors and Stockholders
San Diego Soccer Development Corporation
San Diego, California

We have audited the accompanying balance sheets of San Diego Soccer Development Corporation as of December 31, 1999 and 1998, and the related statements of operations, stockholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits of the financial statements provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of San Diego Soccer Development Corporation as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 12 to the financial statements, the Company has sustained recurring losses and negative cash flows since its inception in 1997 and it had a working capital deficiency and was in default under the terms of its convertible promissory notes at January 1, 2000. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 12 to the financial statements. The financial statements do not include any adjustments relating to the recoverability and classification of reported asset amounts and classification of liabilities that might result from the outcome of this uncertainty.


/s/ Logan Throop & Co., LLP
---------------------------
San Diego, California

February 28, 2000

                    SAN DIEGO SOCCER DEVELOPMENT CORPORATION

                               DBA SAN DIEGO FLASH

                                 BALANCE SHEETS





                                              1999                1998
                                          -----------       -----------------
Assets

Current assets

  Cash                                     $ 50,253               $ 298
  Shareholder advances                            -                 100
  Trading securities                              -              22,725

   Total current assets                      50,253              23,123


Other assets
  Deposit                                     1,350                   -
  Property and equipment, net                18,119               9,695
  Soccer franchise, net                     166,800             143,000
                                            -------             -------
   Total other assets                       186,269             152,695
                                            -------             -------


  Total assets                            $ 236,522           $ 175,818
                                          =========           =========


----------------------------------------------------------------------------------------
Liabilities and stockholders' equity

Current liabilities

  Bank overdraft                          $  1,065              $ 7,871
  Accounts payable                         102,005               40,138
  Accrued liabilities                       42,483              177,912
  Accrued payroll and payroll taxes        212,764              154,236
  Loans from affiliated company              2,273                    -
  Shareholder loans                              -               45,090
  Note payable                              15,646               16,979
  Convertible promissory Notes             329,100                    -
  Deferred revenue                          32,490               18,066
                                          --------              -------

   Total current liabilities               737,826              460,292
                                           -------              -------

Stockholders' equity
  Common stock, no par value,
            20,000,000 shares authorized,  5,284,369 and 3,801,484 shares issued and outstanding at December 31, 1999
            and 1998, respectively.      2,000,298              852,703
  Common stock subscribed, 12,000 shares    12,000                    -
  Stock subscriptions receivable           (48,000)            (172,500)
  Additional paid in capital               941,363               88,460
  Accumulated deficit                   (3,406,965)          (1,053,137)

   Total stockholders' equity             (501,304)            (284,474)
                                           -------             --------

Total liabilities and stockholders'
                            Equity     $   236,522             $175,818
                                       ===========             =========


                    SAN DIEGO SOCCER DEVELOPMENT CORPORATION

                               DBA SAN DIEGO FLASH

                            STATEMENTS OF OPERATIONS



                                       1999                         1998
                                    -----------               -----------------

Revenue:

     Ticket sales                    $ 58,789                    $ 82,534
     Corporate sponsorships           183,829                     199,489
     Other revenue                     10,224                      10,361
                                        -----                      ------

      Total revenue                   252,842                     292,384
                                      -------                     -------

Operating expenses
    General and administrative      1,346,795                     504,738
    Game and player expenses          641,575                     458,418
    Advertising and promotion         630,097                     311,124
                                      -------                     -------

      Total operating expenses      2,365,625                   1,274,280
                                    ---------                   ---------

Loss from operations               (2,365,625)                   (981,896)
Other income (loss)
  Gain (loss) on trading securities    36,067                     (25,136)
  Loss on abandoned equipment          (6,400)                          -
  Interest expense                    (17,870)                     (4,832)
    Total other income (loss)          11,797                     (29,968)
                                       ------

Net loss                          $(2,353,828)                $ (1,011,864)
                                   ==========                 ============

Loss per share                    $     (0.50)                $      (0.35)
Average number of shares
  outstanding                       4,692,432                    2,906,987

                                    SAN DIEGO SOCCER DEVELOPMENT CORPORATION

                                             DBA SAN DIEGO FLASH

                                      STATEMENTS OF STOCKHOLDERS' DEFICIT



                                                   Common Stock               Stock                         Total
                                               --------------------       subscriptions   Accumulated    Stockholders'
                                               Shares        Amount        receivable       Deficit    equity (deficit)
                                               ------        ------        ----------       -------    ----------------


Balance at December 31, 1997                 2,352,284   $   187,893    $      --      $   (41,273)   $   146,620

  Issuance of stock and warrants for cash      354,300       354,300           --             --          354,300
  Issuance of stock for services               100,000        80,000           --             --           80,000
  Issuance of stock for trading securities     650,000       118,770           --             --          118,770
  Warrants exercised                            72,400        36,200           --             --           36,200
  Stock subscriptions receivable               172,500       172,500       (172,500)          --             --
  Issuance of stock for syndication cost       100,000          --             --             --             --
  Syndication costs paid                          --          (8,500)          --             --           (8,500)
  Net loss                                        --            --             --       (1,011,864)    (1,011,864)
                                               -------     ---------      ---------        -------        -------


Balance at December 31, 1998                 3,801,484       941,162       (172,500)    (1,053,137)      (284,474)
                                             =========       =======       ========     ==========       ========

-----------------------------------------------------------------------------------------------------------------------

  Issuance of stock and warrants for cash       16,000        16,000           --             --           16,000
  Issuance of stock for cash                   148,300       148,300           --             --          148,300
  Warrants exercised                            13,000         6,500           --             --            6,500
  Stock subscriptions payable                     --            --           12,000           --           12,000
  Issuance of stock for services               273,600       273,600           --             --          273,600
  Stock subscription receivable satisfied
    by receipt of services                        --            --          110,500           --          110,500
  Issuance of stock to satisfy accrued
    liabilities                                194,000       155,200           --             --          155,200
  Issuance of stock for trading securities     295,000        78,345           --             --           78,345
  Payment stock subscription receivable           --            --           62,000           --           62,000
  Stock subscriptions receivable                48,000        48,000        (48,000)          --             --
  Issuance of stock for syndication cost        70,135          --             --             --             --
  Issuance of stock for equipment               20,000        20,000           --             --           20,000
  Issuance of stock for converted notes        404,850       404,850           --             --          404,850
  Stock options issued                            --         849,703           --             --          849,703
  Net loss                                        --            --             --       (2,353,828)    (2,353,828)
                                             ---------     ---------       --------     ----------     ----------


Balance at December 31, 1999                 5,284,369     2,941,661        (36,000)    (3,406,965)      (501,304)
                                             =========     =========       ========     ==========       ========


                    SAN DIEGO SOCCER DEVELOPMENT CORPORATION

                               DBA SAN DIEGO FLASH

                            STATEMENTS OF CASH FLOWS

                                                           1999                 1998
                                                       -----------        -----------------

Cash flows from operating activities:

   Net loss                                            $(2,353,828)       $(1,011,864)
   Adjustments to reconcile net loss to
        net cash used by operating activities:
    Depreciation and amortization                           11,376              8,020
    (Gain) loss on trading securities                      (36,067)            25,136
    Loss on abandoned fixed assets                           6,400               --
    Stock issued for services                              384,100             80,000
    Stock options issued for services                      671,718               --
    Corporate sponsorship for trading securities              --               35,537
    (Increase) decrease in deposits                         (1,350)              --
    Proceeds from sale of trading securities               137,137            106,558
    Increase (decrease) accounts payable                    61,867             42,504
    Increase (decrease) bank overdraft                      (6,806)             7,871
    Increase (decrease) accrued liabilities                246,284            302,036
    Increase (decrease) deferred revenue                    14,424             18,066


       Net cash (used) by operating activities            (864,745)          (457,210)
                                                          --------           --------

Cash flows from investing activities:
   Purchase of soccer franchise                            (20,000)              --
   Purchase of property and equipment                         --               (5,716)
                                                           -------             ------

    Net cash provided (used) by investing activities       (20,000)            (5,716)
                                                           -------            -------


Cash flows from financing activities:

   Proceeds from sale of stock, net issuance costs         182,800            382,000
   Proceeds from stock subscription receivable              62,000              --
   Proceeds from promissory notes                          733,950              --
   Payment of notes payable                                 (1,333)             --
   Payment of obligation for soccer franchise                 --              (30,000)
   Proceeds from note payable                                 --               10,920
   Proceeds from rlated party loans, net                     2,273              --
   Proceeds from shareholder loans, net                    (44,990)            32,541

    Net cash provided by financing activities              934,700            395,461
                                                           -------            -------

Net increase(decrease) in cash                              49,955            (67,465)

Cash at beginning of period                                    298             67,763
                                                           -------             ------


Cash at end of period                                  $    50,253        $       298
                                                       ===========        ===========
Supplemental disclosures:
Interest paid                                          $     6,277        $     --

Noncash financing and investing activities:
   Stock issued in exchange for equipment              $    20,000        $     --
   Stock issued in exchange for trading securities     $    78,345        $   118,770
   Stock subscription receivable                       $    48,000        $     --
   Stock issued for settlement of accrued liabilities  $   155,200        $   172,500
   Stock issued for syndication costs                  $    70,135        $    80,000
   Stock issued for convertible promissory notes       $   404,850        $     --
   Stock options for accrued liabilities               $   177,985        $     --
   Soccer franchise financed                           $    10,000        $     --







                    SAN DIEGO SOCCER DEVELOPMENT CORPORATION

                              DBS SAN DIEGO FLASH

                         NOTES TO FINANCIAL STATEMENTS



1.    Organization and Operations

      Organization
      San Diego Soccer Development Corporation, (the "Company"), was incorporated on August 22, 1997 in the state of California. The Company is engaged in the management and marketing of a professional soccer team. The majority of the Company's revenues are currently generated from corporate sponsorships and ticket sales. The Company exited the development stage and held its first game during 1998.


2.    Summary of Significant Accounting Policies

      Trading Securities
      Equity securities are classified as Trading Securities and are available-for-sale to support current operations. These securities are stated at estimated fair value based upon market quotes. Unrealized gains and losses are recognized as income or loss during the current period. Realized gains and losses are recognized using the weighted average cost method.

      Property and Equipment
      Property and equipment are stated at cost and depreciated over the estimated useful lives of the assets (one to five years) using the straight-line method.

      Soccer Franchise
      The membership in the United Systems of Independent Soccer Leagues (USISL) represents the original purchase price of the franchise recorded at cost and is amortized using the straight line method over a 25 year period. Each franchise is continuously evaluated by management to determine if its carrying value will be realized based upon the estimated discounted cash flow expected from the franchise. Additional amortization will be recognized in a period a decline in value is identified.

      Revenue and Expense Recognition
      Revenue from ticket sales is recognized at the time the home game, to which such proceeds relate, is played. Accordingly, advance ticket sales for the next season are recorded as deferred revenues and recognized ratably during the applicable season. Revenue from advertising and promotions is recognized ratably during the season the promotion relates to is played. Professional league team expenses, principally player compensation, are recorded as expense over the entire Professional Soccer League regular season. Administrative, general, advertising and promotional expenses are charged to operations as incurred.

      Income Taxes
      Deferred income taxes are provided for the estimated tax effects of timing differences between income for tax and financial reporting. A valuation allowance is provided against deferred tax assets, where realization is uncertain. The income tax provision or credit is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

      Temporary differences are differences between the tax basis of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years. The Company's temporary differences consist primarily of net operating losses and depreciation.

      Net Earnings Per Common Share
      Net earnings (loss) per common share are based on the weighted average number of common shares outstanding during each period. The calculation of diluted earnings (loss) per common share is similar to that of basic earnings (loss) per common share, except that the numerator and denominator are adjusted to reflect the decrease in earnings per share or the increase in loss per share that could occur if securities or other contracts to issue common stock, such as stock options and convertible notes, were exercised or converted into common stock that then shared in the Company's earnings or loss.

      The Company was required to compute primary and diluted loss per share amounts for 1999 and 1998 pursuant to SFAS 128. Since the Company had losses applicable to common stock in 1999 and 1998, the assumed effects of the exercise of outstanding stock options and conversion of notes were anti-dilutive and, accordingly, dilutive per share amounts have not been presented in the accompanying statements of operations.

      Stock Options
      The Company has granted options to purchase common stock to various individuals and officers of the Company in return for various services rendered to the Company. Under the Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS 123"), the Company is recognizing the compensation cost using the estimated fair value method. Under the fair value method, total compensation cost is the estimated fair value of the stock options at the grant date, less any amount paid by the employee for the stock options.

      Use of Estimates
      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


3.   Trading Securities

     Following is a summary of trading securities:


     December 31,                           1999            1998
     -----------------------------------------------------------

     Aggregate cost                        $   0         $ 37,819
     Gross unrealized holding loss            (0)         (15.094)
                                              --          -------

     Aggregate fair value                  $   0         $ 22,725
                                           =====         ========


4.    Property and equipment

      Depreciation expense for the years ended December 31, 1999 and 1998 were $5,176 and $2,050, respectively. Property and equipment consist of the following:

      December 31,                           1999              1998
      ----------------------------------------------------------------------

      Soccer equipment                      $ 6,000          $ 6,000
      Computers and software                 17,716            5,715
                                             ------            -----
                                             23,716           11,715
      Less accumulated depreciation          (5,597)          (2,020)
                                             ------           ------
                                            $18,119          $ 9,695
                                            =======          =======


5.    Soccer Franchises

      During 1997, the Company purchased a soccer franchise to operate the San Diego Flash in San Diego, California. The Company paid cash and common stock for the franchise and the value of the stock portion was determined based on the cash price of a 1998 A-League franchise, which was the first season the Company could participate in the league.

      During 1999, the Company purchased a D-3 Pro League franchise for $30,000. The new franchise is playing in Riverside and will serve as a farm team for the San Diego Flash. The franchises have been amortized as follows:

      December 31,                          1999              1998
      ------------------------------------------------------------
      Soccer Franchises                  $ 180,000         $ 150,000
      Accumulated amoritization            (13,200)           (7,000)
                                           -------            ------
                                         $ 166,800         $ 143,000
                                         =========         =========

6.    Related Party Transactions

      Stockholder Loans
      Certain stockholders of the Company paid game and player expenses on behalf of the Company. As of December 31, 1998 the amount owed was included in the ending balance payable to stockholders. The balances payable to stockholders were due on demand and accrued interest at 8%. Accrued interest was included in the ending balance. The balance was completely paid off during 1999.

      Loans from Affiliated Company
      During 1999, certain officers of the Company formed another company to acquire and operate a Las Vegas soccer franchise. The Company received loans from that company and have accrued interest at 10%. The loan is due on demand.

      Stock for Trading Securities
      The Company traded shares of its stock for stock of a publicly trading company's stock at a highly discounted rate in order to get cash for operations. The President of the publicly traded company is also a major shareholder of the Company. During 1999 this shareholder also became a director of the Company. (See note 10)


7.    Note Payable

      The Company has a note payable to an individual bearing interest at 10%. The note is due on demand.

8.    Convertible Promissory Notes

      In order to obtain "bridge" funds while a public offering is being prepared, the Company issued convertible notes with a face amount totaling $733,950 during 1999. The notes bear interest at 8% per annum and are convertible into common stock at $1.00 per share at the option of the holder. The notes matured on December 31, 1999. During 1999, the noteholders converted $404,850 of convertible notes into 404,850 shares of common stock. The remaining balance of $329,100 is in default as of January 1, 2000.


9.    Leasing Activities

      The Company leases its office facilities under an operating lease that expires on January 16, 2002. The base rent under the lease is $1,350 per month. The Company also leased a soccer field from a local community college on an annual lease that expired at the end of 1999. The base rent was $1,450 per home game. The Company has one other operating lease for equipment. Operating lease expense for 1999 and 1998 was $59,247 and $40,103 respectively.

      The future annual minimum lease payments under operating leases at December 31, 1999 are as follows:


      Year Ending December 31,
      ------------------------------------------------------------------------
         2000                                          $ 17,628
         2001                                            16,914
                                                         ------
      Total Minimum Lease Payments                     $ 34,542
                                                       ========

10.   Stockholders' Deficit

      Common Stock
      During 1997, the Company prepared a private placement memorandum offering 1,000,000 Common Shares (the Offering). The 1,000,000 common shares were offered at a price of $5.00 per unit. Each unit included 5 common shares and entitled the investor to 2 warrants to purchase additional shares of common stock for $.50 per share. The price per unit was allocated $4.00 to the shares and $1.00 to the warrants. Under the Offering the Company sold 458,300 common shares and raised $425,050 net of syndication costs.

      A second private placement memorandum dated February 3, 1999 (Second Offering) offered 1,000,000 common shares at a price of $1.00 per share. Under the Second Offering, the Company raised $148,300.

      During the last quarter of 1998 the Company traded 650,000 shares of its stock for stock of a publicly trading company's stock at a highly discounted rate in order to get cash for operations. Most of the stock received in the trade was liquidated, however, stock valued at $22,725 was still held in trading securities at December 31, 1998. The President of the publicly traded company is also a major shareholder of the Company. During 1999 this shareholder also became a director of the Company.

      During 1999 the Company traded an additional 200,000 shares with the same publicly traded company, again at a highly discounted rate, in order to get cash for operations. The Company further traded 95,000 shares with another publicly traded company for shares valued at $38,792 on the date of trade. All of the trading securities were liquidated by the end of 1999.

      Warrants
      Warrants for 183,320 shares were issued along with the first private placement. Warrants for 85,400 were exercised in total during 1999 and 1998, leaving 97,920 outstanding at December 31, 1999. The warrants expire in 2001.

      Convertible promissory notes
      At December 31, 1999 the Company had convertible promissory notes outstanding which were convertible into 329,100 shares of common stock. (See note 8)

      Stock Options
      The Company had the following common stock option transactions during the year ended December 31, 1999:

                                                   Weighted     Contractual life
                                Shares or price     Average        of Options
                                   per share     Exercise Price    Outstanding
                                   -------------------------------------------


     Options outstanding at
       January 1, 1999                    0                0                0

     Options granted                985,300            $ .05       3.67 years

     Options granted                100,000            $1.25       3.67 years

     Options exercised                    0                0                0

     Options forfeited or
        expired                           0                0                0
        ---------------------------------------------------------------------

     Options outstanding at
       December 31, 1999          1,085,300            $ .16      3.67 years
       ---------------------------------------------------------------------

     Options price range at
       end of year                 $.05 through $1.25
       ---------------------------------------------------------------------

     Exercisable at end of
       year                       1,085,300
       ---------------------------------------------------------------------

10.   Stockholders' Deficit (Continued)

      Stock Options (Continued)
      The fair value of the stock options are estimated on the date of grant using the Black-Scholes option-pricing model. The estimated fair value has been calculated ignoring the volatility factor which is allowed for a non-public company. The following assumptions were used to estimate the fair values of options:

          Risk free interest rate         5.5%
          Expected life                   4 years
          Expected dividend yield         0%

      The weighted average fair value at the grant date of the options awarded during the year was $0.78.


11.   Income Taxes

      At December 31, 1999, the Company had federal and state tax net operating loss carryforwards of approximately $3,156,000. The federal and state tax loss carryforwards will expire at various dates through year 2019 unless previously utilized and may be significantly limited in use as a result of changes in ownership of the Company.

      Significant components of the Company's deferred tax assets are shown below. A valuation allowance of $1,041,000 has been recognized to offset the deferred tax assets as realization of such assets is uncertain. The valuation allowance increased during 1999 and 1998 by $728,000 and $299,000, respectively.


      December 31,                             1999           1998
      -----------------------------------------------------------------

      Deferred tax assets computed at 34%
         Net operating loss                 $1,041,000     $ 274,000
         Accrued bonus compensation                  0        39,000
                                                     -        ------
      Net deferred tax assets                1,041,000       313,000
                                             ---------       -------

      Valuation allowance for deferred      (1,041,000)     (313,000)
                                            ----------      --------

      Total deferred tax assets             $        0     $       0
      --------------------------------------------------------------


12.   Contingencies - Going Concern

      As reported in the financial statements, the Company has an accumulated deficit of approximately $3,407,000 at December 31, 1999 and has incurred a loss from operations for the year then ended. In addition, the Company was not able to pay their promissory notes when the notes matured on December 31, 1999. The Company's shareholders' deficit was $501,304 and its current liabilities exceeded its current assets by $687,573.

     These factors create uncertainty about the Company's ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital it could be forced to cease operations.

     In order to continue as a going concern, develop and grow its game attendance, revenues and achieve a profitable level of operations, the Company will need, among other things, additional capital resources. Management's plans to obtain such resources for the Company include (1) raising additional capital through sales of common stock, the proceeds of which would be used to build soccer stadiums in both San Diego and Riverside County, hiring of administrative, sales and marketing personnel;
     (2) continuing to use stock options to pay for employee compensation and marketing services; (3) converting promissory notes into common stock; (4) expanding the revenue sources from corporate sponsors, television and radio advertising, concessions, merchandise sales, soccer camps, concerts and other stadium events. In addition, management is continually seeking to improve the operations and grow the business through a variety of venues. However, Management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

     The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.


  13.Subsequent Events

      Common Stock (unaudited)
      As of March 1, 2000 the Company has issued 12,000 common shares for marketing services and 2,000 shares for bonus compensation pertaining to the year 2000.

      Convertible Promissory Notes (unaudited)
      In order to obtain bridge funds while in the process of completing a formal registration with the Security Exchange Commission, the Company has issued convertible notes with a face amount totaling $54,900 as of March 1, 2000. The notes bear interest at 8% per annum and are convertible into common stock at $1.00 per share at the option of the holder. The notes mature on July 1, 2000.

      Merger (unaudited)
      During December 1999 the Company entered into negotiations to merge with Roller Coaster, Inc. (a Nevada Corporation). Roller Coaster, Inc. is a public shell with no activity other than inception in December 1995 and a 1:10 stock split in October 1999. The merger was consummated in the month of March 2000.

      According to the merger agreement the surviving corporation will be named San Diego Soccer Development Corporation and will be a Nevada Corporation. Shares will be exchanged 1:1 for the public shell's shares. The merger will result in approximately 7,784,000 shares outstanding (2,500,000 shares pertaining to the former Roller Coaster, Inc.) Shares authorized will be 100,000,000 common stock at $.001 par value and 50,000,000 preferred shares at $.001 par value. In connection with the merger, the Company incurred $200,000 in consulting fees on the merger. The merger is expected to be accounted for as a pooling-of-interests.

INDEPENDENT AUDITOR'S REPORT

Board of Directors
Roller Coaster, Inc.
Las Vegas, Nevada

      I have audited the accompanying balance sheets of Roller Coaster, Inc. (a development stage company), as of May 13, 1999; December 31, 1998; December 31, 1997; and December 31, 1996 and the related statements of operations, stockholders' equity and cash flows for the five month period ended May 31, 1999 and the years ended December 31, 1998; December 31, 1997 and December 31, 1996. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.
      I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.
      In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Roller Coaster, Inc. at March 31, 1999; December 31, 1998; December 31, 1997; and December 31, 1996 and the results of their operations and their cash flows for the five month period ended May 31, 1999; and years ended December 31, 1998; December 31, 1997 and December 31, 1996 in conformity with generally accepted accounting principles.
      The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has had no operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also described in Note 3. the financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Kurt D. Saliger C.P.A
-------------------------

Kurt D. Saliger C.P.A
June 17, 1999

                              ROLLER COASTER, INC.
                         (A Development Stage Company)
                                 BALANCE SHEET

                                     ASSETS

                                May      December     December     December
                             31, 1999    31, 1998     31, 1997     31, 1996

CURRENT ASSETS
        Cash                       $0          $0           $0           $0
                                   --          --           --           --

TOTAL CURRENT ASSETS               $0          $0           $0           $0
                                   --          --           --           --

      TOTAL ASSETS                 $0          $0           $0           $0
                                   ==          ==           ==           ==


                     LIABILITITES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
        Accounts Payable           $0          $0           $0           $0
                                   --          --           --           --

TOTAL CURRENT LIABILITIES          $0          $0           $0           $0

STOCKHOLDERS' EQUITY
Common Shock, $.001 par
value authorized
50,000,000 shares;
issued and outstanding
250,000 shares                               $250         $250         $250
2,500,000 shares               $2,500

Additional Paid In Capital         $0      $2,250       $2,250       $2,250

Deficit Accumulated During
Development Stage             ($2,500)    ($2,500)     ($2,500)     ($2,500)
                              -------     -------      -------      -------

TOTAL STOCKHOLDERS' EQUITY         $0          $0           $0           $0
                                   --          --           --           --

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY               $0          $0           $0           $0
                                   ==          ==           ==           ==




                                                      ROLLER COASTER, INC.
                                                 (A Development Stage Company)
                                                    STATEMENT OF OPERATIONS

                                                                                                        Dec. 12 1995
                          Jan. 1 to          Jan. 1 to           Jan. 1 to           Jan. 1 to          (inception) to
                        May 31, 1999     December 31, 1998    December 31, 1997   December 31, 1996      May 31, 1999
                        ------------     -----------------    -----------------   -----------------      ------------


INCOME                           $0                     $0                  $0                    $0               $0
                                 --                     --                  --                    --               --
Revenue

TOTAL INCOME                     $0                     $0                  $0                    $0               $0

EXPENSES

General &
Administrative                   $0                     $0                  $0                $2,500           $2,500
                                 --                     --                  --                ------           ------


TOTAL EXPENSES                   $0                     $0                  $0                $2,500           $2,500
                                 --                     --                  --                ------           ------

NET PROFIT (LOSS)                $0                     $0                  $0               ($2,500)         ($2,500)
                                 ==                     ==                  ==               =======          =======

NET PROFIT (LOSS)
PER SHARE                   $0.0000                $0.0000             $0.0000               $0.0100          $0.0100
                            =======                =======             =======               =======          =======

AVERAGE NUMBER
OF SHARES OF
COMMON STOCK
OUTSTANDING               2,500,000                250,000             250,000               250,000        2,500,000
                          =========                =======             =======               =======        =========



                                             ROLLER COASTER, INC.
                                        (A Development Stage Company)
                                      STATEMENT OF STOCKHOLDERS' EQUITY
                                                May 31, 1999

                                                Common Stock


                                                                                  (Deficit) Accumulated
                                  Number of                   Additional Paid             During
                                   Shares           Amount       in Capital          Development Stage
                                   ------           ------       ----------          -----------------

January 03, 1996
issued for cash (Note 2)          250,000             $250          $2,250

Net Income, 12-15-95
(inception) to 12-31-96                                                                     ($2,500)
------------------------------------------------------------------------------------------------------
Balance, Dec. 31, 1996            250,000             $250          $2,250                  ($2,500)

Net Income, 12-31-97                                                                             $0
------------------------------------------------------------------------------------------------------
Balance, Dec. 31, 1997            250,000             $250          $2,250                  ($2,500)

Net Income, 12-31-98                                                                             $0
------------------------------------------------------------------------------------------------------
Balance, Dec. 31, 1998            250,000             $250          $2,250                  ($2,500)

May 27, 1999
10:1 Forward
Stock Split                     2,250,000           $2,500         ($2,500)

Net Income, 05-31-99                                                                              $0
------------------------------------------------------------------------------------------------------
Balance May 31, 1999            2,250,000           $2,500              $0                   ($2,500)
                                =========           ======              ==                   =======




ROLLER COASTER
(A Development Stage Company)
STATEMENT OF CASH FLOWS



                                                  Jan. 1 to                              Dec. 12, 1995
                                Jan. 1 to        December 31,          Jan. 1 to          (inception)
                                May 31, 1999     1998 & 1999        December 31, 1996    to May 31, 1999
                                ------------     -----------        -----------------    ---------------


CASH FLOWS FROM
FROM OPERATING ACTIVITIES

Net (Loss)                               $0              $0                 ($2,500)             ($2,500)
Accounts Payable                         $0              $0                      $0                   $0

CASH FLOWS FRO
FROM OPERATING ACTIVITIES

Issue common stock                                       $0                  $2,500                $2,500
                                        -----         -----                  ------                ------
Net increase
 (decrease) in cash                      $0              $0                      $0                    $0
Cash, Beginning
  of Period                              $0              $0                      $0                    $0
                                        -----         -----                  ------                ------
Cash, End of
Period                                   $0              $0                      $0                    $0
                                        =====         =====                  ======                ======





                              ROLLER COASTER, INC.
                         (A development Stage Company)
                         NOTES TO FINANCIAL STATEMENTS
                 December 12, 1996 (inception) to May 31, 1999

NOTE 1 - ORGANIZATION AND ACCOUNTING POLICIES

      The Company was incorporated December 12, 1995 under the laws of the State of Nevada. The Company was organized to engage in any lawful activity. The Company currently has no operations and, in accordance with SFAS #7, is considered a development stage company.

      The Company has not determined its accounting policies and procedures, except as follows:

1. The Company uses the accrual method of accounting.

2. Earnings per share is computed using the weighted average number of shares of common stock outstanding.

3. The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid since inception.

NOTE 2 - ISSUANCE OF COMMON STOCK

      The Company issued 250,000 shares of common stock for cash of $2,500 on January 03, 1996.
      The Company approved a 10:1 forward stock split of common stock shares on May 27, 1999. The Company now has authorized 50,000,000 shares of common stock and has issued and outstanding 2,500,000 shares.

NOTE 3 - GOING CONCERN

      The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has no current source of revenue. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern.

NOTE 4 - WARRANTS AND OPTIONS

      There are no warrants or options outstanding to acquire any additional shares of common stock.